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                                                                    Exhibit 10.1


                                 AMENDMENT NO. 4
                                       TO
                       TELEDYNE TECHNOLOGIES INCORPORATED
               1999 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

                         Effective as of January 1, 2004

Preamble: The purpose of this amendment is to permit Meeting Fees under the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan, as amended (the "Plan"), to be subject to deferral under the TDY Deferred Compensation Plan.

Effective with the Compensation Year beginning January 1, 2004, the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan, as amended (the "Plan") is hereby amended as follows:

      1. Section 4.5(a) of the Plan is hereby amended to read in its entirety as follows:

      (a) General. A Non-Employee Director may elect to have all fees paid by the Company to a Non-Employee Director for attending meetings of the Board or Committees of the Board during a Compensation Year ("Meeting Fees") either one hundred percent (100%) (i) in cash, (ii) in the form of Common Stock, (iii) in the form of Stock Options, or (iv) deferred under and in accordance with the TDY Deferred Compensation Plan. If a Non-Employee Director has not made an election pursuant to Section 4.5(b) below, Meeting Fees shall be paid in cash.

      2. Section 4.5(b) of the Plan is hereby amended to read in its entirety as follows:

      (b) Notice. A Non-Employee Director may file with the Secretary of the Company or other designee of the Board prior to commencement of a Compensation Year written notice making an election to receive any and all Meeting Fees for a Compensation Year either one hundred percent (100%) (i) in cash, (ii) in the form of Common Stock, (iii) in the form of Stock Options, or (iv) deferred under and in accordance with the TDY Deferred Compensation Plan. Notwithstanding the foregoing, in the case of a new Non-Employee Director, elections to receive Common Stock or Stock Options or to defer under the TDY Deferred Compensation Plan must be made within 30 days of the commencement of status as a Non-Employee Director for the applicable Compensation Year.

      3.    The last sentence of Section 4.6(a) is hereby deleted.

      4. A new Section 4.7 is hereby added to the Plan to read in its entirety as follows:
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      4.7   Deferral of Meeting Fees

(a) Permitted Deferral of Meeting Fees. Notwithstanding anything in Article IV or this Plan to the contrary, a Non-Employee Director may elect to defer one hundred percent (100%) of his or her Meeting Fees as of applicable Meeting Dates for any applicable Compensation Year.

(b) Notice of Deferral. A Non-Employee Director may file with the Secretary of the Company or other designee of the Board prior to commencement of a Compensation Year written notice making an election to defer payment of one hundred percent (100%) of his or her Meeting Fees under and in accordance with the TDY Deferred Compensation Plan.

(c) TDY Deferred Compensation Plan. Once the notice specified in Section 4.7(b) is timely filed to defer payment of Meeting Fees under the TDY Deferred Compensation Plan, such permitted elected deferrals of Meeting Fees shall be subject to the terms and conditions, including without limitation investment elections and distribution requirements, of the TDY Deferred Compensation Plan.

Capitalized terms used and not otherwise defined in this Amendment No. 4 have the meanings ascribed to such terms in the Plan.


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